As filed with the Securities and Exchange Commission on February 27, 2026

Registration No. 333-293828
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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RingCentral, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	94-3322844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
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20 Davis Drive Belmont, California	94002
(Address of Principal Executive Offices)	(Zip code)
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RingCentral, Inc. 2013 Equity Incentive Plan RingCentral, Inc. Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)
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Vladimir G. Shmunis Chief Executive Officer RingCentral, Inc. 20 Davis Drive Belmont, California 94002 (650) 472-4100
(Name, address and telephone number, including area code, of agent for service)
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Copy to:
Jeffrey D. Saper Shannon R. Delahaye Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒ Accelerated filer ☐
Non-accelerated filer	☐ Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B)of the Securities Act. ☐

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EXPLANATORY STATEMENT

RingCentral, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-293828) (the “Registration Statement”) solely to correct the hyperlink and date of filing of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 contained in Item 3 of the Registration Statement. Except as described herein, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 27, 2026 (the “Annual Report”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report (other than the portions of these documents deemed to have been furnished and not filed in accordance with the rules of the Commission); and
(3)The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36089) filed with the Commission on September 24, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belmont, State of California, on February 27, 2026.

RINGCENTRAL, INC.

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vladimir Shmunis	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	February 27, 2026
Vladimir Shmunis

/s/ Vaibhav Agarwal	Chief Financial Officer	February 27, 2026
Vaibhav Agarwal	(Principal Financial Officer)

/s/ Tarun Arora	Chief Accounting Officer	February 27, 2026
Tarun Arora	(Principal Accounting Officer)

*	Director	February 27, 2026
Prat Bhatt

*	Director	February 27, 2026
Mahmoud ElAssir

*	Director	February 27, 2026
Kenneth A. Goldman

*	Director	February 27, 2026
Amy Guggenheim Shenkan

*	Director	February 27, 2026
Robert Theis

*	By:	/s/ Vladimir Shmunis
	Name:	Vladimir Shmunis
	Title:	Attorney-in-fact